Exhibit 10.11

                               INDEMNITY AGREEMENT


FOR GOOD AND VALUABLE CONSIDERATION, including but not limited to the agreement of Margie Hackett ("Indemnitee") to provide his/her personal guarantee to assist in financing for the undersigned company, the undersigned, Innovative Software Technologies, Inc. ("Company" or "Indemnitor"), by and under the authority of its Board of Directors, hereby covenants and agrees to indemnify and hold Indemnitee harmless from and against any and all claim, demand, loss, cost, action or liability, including attorneys fees and costs incurred in defending against any such claim, demand or action, arising from, relating to or in any way resulting from obligations undertaken by Indemnitee as personal guarantor for Indemnitor and in her role as corporate officer and/or employee of the company.

In addition the company will place 1,000,000 shares of its common stock in the escrow account of Attorney Keith Collins to further indemnify the guarantor. This stock will be fully issued and outstanding in the hands of the escrow agent. Upon the failure of the company to satisfy in full its indemnification obligation, the escrow agent will sell the amount of stock needed to cover the obligations.

By signing below, the undersigned, as an officer of Indemnitor, represents and warrants that this Indemnity Agreement has been authorized and approved by the Board of Directors of Indemnitor, by resolution duly and properly adopted, and that the undersigned has authority to execute this instrument on behalf of the Company.

DATED this 17 day of August, 2001.



                                    /s/ D. Shane Hackett
                                    By Douglas Shane Hackett
                                    It's President

Attest: /s/ Shawn Thomas
        Secretary - Shawn Thomas



Accepted: /s/ Margie Hackett
          Margie Hackett